Q2 2016 Earnings Conference Call July 28, 2016

Industry Data and Forward-Looking Statements Disclaimer ▪Broadwindobtained the industry and market data used throughout this presentation from our own research, internal surveys and studies conducted by third parties, independent industry associations or general publications and other publicly available information. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy or completeness of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time. We are not aware of any misstatements in the industry data we have presented herein, but estimates involve risks anduncertainties and are subject to change based on various factors beyond our control. ▪This presentation contains “forward-looking statements”, as defined in Section21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include any statement that does not directly relate to a current or historical fact. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards; (ii) our customer relationships and efforts to diversify our customer base and sector focus and leverage customer relationships across business units; (iii) our ability to continue to grow our business organically; (iv) the sufficiency of our liquidity and alternate sources of funding, if necessary; (v) our restructuring efforts, including estimated costs and saving opportunities; (vi) our ability to realize revenue from customer orders and backlog; (vii) our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; (viii) the economy and the potential impact it may have on our business, including our customers; (ix) the state of the wind energy market and otherenergy and industrial markets generally and the impact of competition and economic volatility in those markets; (x) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; and (xi) the potential lossoftax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual results to be materially different from the forward-looking statements including, but not limited to, those set forth under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change and could. ▪This presentation contains non-GAAP financial information. Webelieve that certain non-GAAP financial measures may provide users of this financial information with meaningful comparisons between current results and results in prior operating periods. We believe that these non- GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain infrequently occurring or non-operational items that impact the overall comparability. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Please see our earnings release dated July 28, 2016 for a reconciliation of certain non-GAAP measures presented in this presentation. 7/28/16 © 2016 Broadwind Energy, Inc. All rights reserved. 2

Q2 2016 Highlights ▪Booked $176M net new orders in Q2 2016 -backlog extended into 2019 ▪Revenue of $43M -on plan ▪Cost reductions on track -$4M of savings in first half of 2016 ▪Break-even income from continuing operations ▪Cash and short-term investments totaled $11M at quarter-end following early pay-down of term debt; credit line remains undrawn 7/28/16 © 2016 Broadwind Energy, Inc. All rights reserved. 3

Progress on Priorities 7/28/16 © 2016 Broadwind Energy, Inc. All rights reserved. 4 ▪Double Order Intake xYTD 2016 orders totaled $215M –more than last 2 years combined ▪Maintain Consistent Tower Production xBoth plants operating at plant design rate ▪Aggressively Manage Costs xYTD 2016 FOH reduced $2M compared to YTD 2015 xYTD 2016 operating expenses reduced $2M compared to YTD 2015

Market Update -Wind 7/28/16 © 2016 Broadwind Energy, Inc. All rights reserved. 5 0 2 4 6 8 10 12 14 2010A 2011A 2012A 2013A 2014A 2015A 2016e 2017e 2018e 2019e 2020e G W US Demand vs. Critical Component Supply (GW) GW Installations Blade Supply Tower Supply Source: MAKE Windpower2016 Report 5.2016 Component capacity is operational capacity, not maximum design capacity •Industry estimates adding 7.5-10.4 GW per year through 2020 •Strong long-term demand for wind energy driven by PTC and fossil fuel-fired power plant retirements •Supply/demand for U.S. towers supportive of Abilene capacity addition

Market Update -Gearing 7/28/16 © 2016 Broadwind Energy, Inc. All rights reserved. 6 •US gear demand expected to begin rising in 2017 •Seeing strength in orders from wind gearing customers and an uptick from steel customers •Oil and gas capex may begin rising in 2017, mining in 2018-19 Source: AGMA

- 50 100 150 200 250 300 350 Q2 11 Q2 12 Q2 13 Q2 14 Q2 15 Q2 16 M i l l i o n s Orders and Backlog Orders –$M ▪$171M of new Towers and Weldments orders in Q2 2016, up significantly from Q2 2015 ▪Gearing orders up vs. PY –wind replacement gearing orders partially offset by lower oil & gas orders Order Backlog –$M ▪Ending backlog $219M ▪$137M order booked in Q2 2016 extends backlog into 2019 ▪Strong industry dynamics and customer relationships leading to increased orders Q2 2015 Q2 2016 Book : Bill YTD 2015 YTD 2016 Towers & Weldments 51.4 170.6 4.5 63.2 206.1 Gearing 3.9 5.6 1.02 13.8 9.1 Total 55.2 176.2 4.06 77.0 215.2 7/28/16 © 2016 Broadwind Energy, Inc. All rights reserved. 7 Record-high backlog; Tower orders placed ahead of PTC expiration

Consolidated Financial Results 7/28/16 © 2016 Broadwind Energy, Inc. All rights reserved. 8 ▪Q2 2016 sales down 31%: Towers and Weldments -31%, Gearing -32%; lower steel prices, absence of $5M benefit from completed towers held in inventory at end of Q1 2015 awaiting customer acceptance and timing of new orders ▪Q2 2016 gross margin, profit and EPS decreases all due primarily to lower revenues, somewhat offset by operational efficiencies in Abilene, TX tower facility and successful cost management Company-wide * Reconciliation to non-GAAP measure included in Appendix 2015 2016 # 2015 2016 Orders 55.20$ 176.20$ 76.90$ 215.20$ Total Sales 62.56$ 43.38$ 111.79$ 90.14$ Gross Profit 8.50$ 4.14$ 11.24$ 8.10$ Gross Profit % 13.6% 9.5% 10.1% 9.0% Total SG&A 4.88$ 3.96$ 9.99$ 8.15$ Income from Operations 3.62$ 0.18$ 1.25$ (0.04)$ % of Sales 5.8% 0.4% 1.1% 0.0% Adj. EBITDA* 6.10$ 2.15$ 6.98$ 3.85$ EPS, Continuing 0.23$ -$ 0.06$ (0.02)$ Memo: Net I/(L) including Disc. Ops. 1.62$ (0.47)$ (3.40)$ (0.85)$ $M except per share data Q2 YTD

Towers and Weldments Q2 2015 Q2 2016 YTD 2015 YTD 2016 Orders ($M) $51.4 $170.6 $63.1 $206.1 Towers Sold (#) 142 108 245 226 Revenue ($M) 55.0 38.0 96.1 80.0 Operating Income($M) 7.2 2.7 8.3 6.0 -% of Sales 13.0% 7.2% 8.6% 7.5% EBITDA* ($M) 8.1 3.9 10.3 8.1 -% of Sales 14.7% 10.2% 10.7% 10.2% Q2 Results ▪Orders totaled $171M in Q2 2016 ▪Q2 2016 revenue down 31% vs. Q2 2015 –$6M reduction in steel prices, spike in tower deliveries in Q2 2015 ▪Operating Income down due to revenue factors, partially offset by efficiencies in Abilene tower facility 2016 Objectives ▪Sell remaining 2016-17 tower capacity; build and diversify weldments backlog ▪Reduce tower production cost through improved welding and paint productivity ▪Improve management of tower model changeovers ▪Phase I of Paint & Assembly Investment 7/28/16 © 2016 Broadwind Energy, Inc. All rights reserved. 9 0 50 100 150 200 250 300 350 400 450 500 2012 2013 2014 2015 2016 E # o f T o w e r s Annual Tower Sales * Reconciliation to non-GAAP measure included in Appendix

Gearing Q2 2015 Q2 2016 YTD 2015 YTD 2016 Orders ($M) $3.9 $5.6 $13.8 $9.1 Revenue ($M) 8.0 5.4 16.6 10.2 Operating Loss ($M) -1.5 -1.2 -2.7 -2.4 EBITDA* ($M) -0.2 -0.5 -0.1 -1.0 Q2 Results ▪Orders up $2M vs. Q2 2015 –wind and steel up, partially offset by oil & gas orders down $1M ▪Revenue down –oil & gas and mining down ▪Operating Loss narrowed on lower revenue –cost management and lower depreciation both contributed 7/28/16 © 2016 Broadwind Energy, Inc. All rights reserved. 10 2016 Objectives ▪Continue cross-training to improve labor productivity ▪Continue aggressive cost management ▪Expand sales efforts to improve capacity utilization * Reconciliation to non-GAAP measure included in Appendix Source: AGMA - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 18,000 20,000 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Gearing Order Trend Wind Oil & Gas Other

Liquidity 7/28/16 © 2016 BroadwindEnergy, Inc. All rights reserved. 11 ▪Inventory increased $3M in Q2 2016 ▪Operating working capital increased $3M, to 6% of annualized sales, in Q2 2016 driven primarily by increase in raw material purchases ▪Early repayment of term loan $2.4M; remaining debt $2.6M -New Markets Tax Credit financing ▪Cash and short-term investments totaled $11M at 6/30/16 and LOC undrawn Gross Inventory *Operating Working Capital = Trade A/R + Inventories –Trade Payables –Customer Deposits - 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 45,000 50,000 Raw Materials WIP Finished Goods - 2 4 6 8 10 12 14 16 Operating Working Capital* ¢/$ Sales

Summary 7/28/16 © 2016 Broadwind Energy, Inc. All rights reserved. 12 ▪Tower production consistent, delivering ahead of schedule ▪Wind market dynamics strong –good visibility ▪Gearing continues to manage well through oil & gas and mining downturn; savings from consolidation in effect, aggressive cost management continues ▪Cost reduction and continuous improvement remain primary focus areas ▪2H 2016 outlook: Modestly profitable with $86-90M revenue

Appendix – Non-GAAP Financial Measure

Non-GAAP Financial Measure

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, and stock compensation) as supplemental information regarding the Company's business performance. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company's past financial performance and future results. The Company's management uses adjusted EBITDA when it internally evaluates the performance of the Company's business, reviews financial trends and makes operating and strategic decisions. The Company believes that providing this non-GAAP financial measure to its investors is useful because it allows investors to evaluate the Company's performance using the same methodology and information as the Company's management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

Consolidated	Three Months Ended June 30,		Six Months Ended June 30,	
	2016	2015	2016	2015
Net Income/(Loss)	$ 42	$ 3,386	$ (316)	$ 863
Interest Expense	152	247	306	401
Income Tax Provision/(Benefit)	(8)	(62)	(16)	15
Depreciation and Amortization	1,787	2,203	3,443	5,097
Share-based Compensation and Other Stock Payments	174	343	433	606
Restructuring Expense	-	(21)	-	-
Adjusted EBITDA (Non-GAAP)	$ 2,147	$ 6,096	$ 3,850	$ 6,982

Towers and Weldments Segment	Three Months Ended June 30,		Six Months Ended June 30,	
	2016	2015	2016	2015
Net Income	$ 1,801	$ 4,721	$ 3,941	$ 5,511
Interest Expense	6	1	16	4
Income Tax Provision/(Benefit)	923	2,464	2,027	2,879
Depreciation and Amortization	1,094	915	2,060	1,829
Share-based Compensation and Other Stock Payments	37	19	75	34
Restructuring Expense	-	(21)	-	-
Adjusted EBITDA (Non-GAAP)	$ 3,861	$ 8,099	$ 8,119	$ 10,257

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© 2016 Broadwind Energy, Inc. All rights reserved.
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Appendix – Non-GAAP Financial Measure

Gearing Segment	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015
Net Loss	$ (1,194)	$ (1,534)	$ (2,401)	$ (2,759)
Interest Expense	3	9	7	21
Income Tax Provision/(Benefit)	1	1	2	4
Depreciation and Amortization	641	1,244	1,280	2,541
Share-based Compensation and Other Stock Payments	25	76	72	139
Adjusted EBITDA (Non-GAAP)	$ (524)	$ (204)	$ (1,040)	$ (54)

Corporate and Other	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015
Net Income/(Loss)	$ (565)	$ 199	$ (1,856)	$ (1,889)
Interest Expense	143	237	283	376
Income Tax Provision/(Benefit)	(932)	(2,527)	(2,045)	(2,868)
Depreciation and Amortization	52	44	103	727
Share-based Compensation and Other Stock Payments	112	248	286	433
Adjusted EBITDA (Non-GAAP)	$ (1,190)	$ (1,799)	$ (3,229)	$ (3,221)

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© 2016 Broadwind Energy, Inc. All rights reserved.
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